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                                                                  Exhibit 9(b)



                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

                                    between


                SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC


                                      and

                         INVESTORS BANK & TRUST COMPANY






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                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


         THIS ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT is made as of
             , 1996 by and between SALOMON BROTHERS INSTITUTIONAL SERIES
FUNDS INC, a corporation organized under the laws of the State of Maryland
(the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").


         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of separate portfolios listed on Appendix A, attached hereto; and

         WHEREAS, the Fund desires to retain Investors Bank to render certain administrative services to the Fund and Investors Bank is willing to render such services;

                                  WITNESSETH:

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

1. Definitions. Whenever used herein, the terms listed below will have the following meaning:

         (a) Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of the Board of Directors of the Fund.

         (b) Proper Instructions. Proper Instructions shall mean instructions (which may be continuing instructions) regarding Investors Bank's duties hereunder signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if Investors Bank reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. Investors Bank shall act upon and comply with any subsequent Proper Instructions which modifies a prior instruction and the sole obligation of Investors bank with respect to any follow-up or confirmatory instruction, shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. Proper Instructions may include communication effected directly between electromechanical or electronic devices as agreed upon by the parties hereto.

         2. Delivery of Documents. The Fund has furnished or will furnish Investors Bank with copies properly certified or authenticated of each of the following:





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         (a)     Resolutions of the Fund's Board of Directors authorizing the appointment of Investors Bank to provide certain administrative services to the Fund and approving this Agreement;

         (b) The Fund's incorporating documents filed with the state of Maryland on and all amendments thereto (the "Articles");

         (c)     The Fund's by-laws and all amendments thereto (the "By-Laws");

         (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

         (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

         (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

         (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for Investors Bank in the proper performance of its duties hereunder.

         The Fund will immediately furnish Investors Bank with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify Investors Bank as soon as possible of any matter materially affecting the performance of Investors Bank of its services under this Agreement.

         3.(a) Duties of Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, Investors Bank, as Administrator, will assist in supervising various aspects of the Fund's administrative operations and undertakes to perform the following specific services:

         (i) Maintaining office facilities (which may be in the offices of Investors Bank or a corporate affiliate);

         (ii) Furnishing internal executive and administrative services and clerical services;

         (iii) Furnishing corporate secretarial services including preparation and distribution of materials for Board of Directors meetings;

         (iv) Accumulating information for and, subject to approval by the Fund's treasurer and legal counsel, coordination of the preparation, filing, printing and dissemination of reports to the Fund's shareholders of record and the Securities and Exchange Commission ("SEC") including, but not necessarily limited to, post-effective amendments to the Fund's registration statement, annual reports, semiannual reports, Form N-SAR, 24f-2 notices and proxy material;





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         (v)     Participating in the preparation and filing of various reports or other documents required by federal, state and other applicable laws and regulations, other than those filed or required to be filed by the Fund's investment adviser or transfer agent:

         (vi) Coordinating the preparation and filing of the Fund's tax returns; and

         (vii) Other services as may be detailed as an appendix to this Agreement.

         3.(b) Duties as Accounting Agent. Investors Bank as Accounting Agent undertakes to perform the following specific services:

         (i) Provide accounting and bookkeeping services, which includes the maintenance of such accounts, books and records of the Fund as may be required by Section 31(a) of the 1940 Act and the rules promulgated thereunder;

         (ii) Computation and calculation of the net asset value of the shares of the Fund as of the close of trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by the Fund. In computing the net asset value hereunder, Investors Bank nay rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Fund or that no reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the offering price on the basis of the net asset value of the shares, and Investors Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

         In performing all services under this Agreement, Investors Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time; and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, Investors Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

4.       Fees and Expenses.

         (a) For the services to be rendered and the facilities to be furnished by Investors Bank, as provided for in this Agreement, the Fund will compensate Investors Bank in accordance with the fee schedule attached hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Administrator for which the Administrator shall be entitled to bill separately.

         (b) Investors Bank shall not be required to pay any expenses incurred by the Fund.





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5.       Limitation of Liability.

         (a) Investors Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

         (b) Investors Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Investors Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Investors Bank shall be protected in acting upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. Investors Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received from the Fund.

         (c) Notwithstanding anything in this Agreement to the contrary, in no event shall Investors Bank be liable hereunder or to any third party for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from the Bank's own gross negligence.

         (d) Investors Bank shall not be liable for special, punitive or consequential damages arising from the provisions of services hereunder, even if Investors Bank has been advised of the possibility of such damages.

6.       Termination of Agreement.

         (a) This Agreement shall become effective on the date hereof and shall remain in force unless terminated pursuant to the provisions of subsection (b) of this Section 6.

         (b) This Agreement may be terminated at any time after three years from the date of this agreement, without payment of any penalty, upon 60 days written notice, by vote of the holders of a majority of the outstanding voting securities of the Fund, or by vote of a majority of the Board of Directors of the Fund, or by Investors Bank.

7.       Miscellaneous.

         (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investors Bank shall be sufficiently given if addressed to that party and





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received by it at its office set forth below or at such other place as it may from time to time designate in writing.


         To the Fund:        Salomon Brothers Institutional Series Funds Inc
                             c/o Salomon Brothers
                             World Trade Center
                             New York, NY 10048
                             Attention: Alan Mandel


         To Investors Bank:  Investors Bank & Trust Company
                             89 South Street
                             Boston, MA 02111
                             Attention: Henry Joyce

         (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

         (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

         (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        8. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

        9. Use of Name. The Fund shall not use the name of Investors Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.





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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date fast written above.


                                Salomon Brothers Institutional Series Funds Inc


                                By:
                                    --------------------------------------------
                                Name:
                                Title:

ATTEST:
        -----------------------


                                Investors Bank & Trust Company

                                By:
                                    --------------------------------------------
                                Name:


ATTEST:
        -----------------------




Date:
      -------------------------




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                                   APPENDIX A

                              DATED APRIL 1, 1996

                                       to

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

                                    between


               SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC


                                      and

                         INVESTORS BANK & TRUST COMPANY



              Salomon Brothers Institutional High Yield Bond Fund


            Salomon Brothers Institutional Emerging Market Debt Fund


                Salomon Brothers Institutional Asia Growth Fund


                Salomon Brothers Institutional Money Market Fund






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